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                                                                   EXHIBIT 23.5

               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Long-Term Incentive Stock Option Plan and related Prospectus of Service Corporation International to be filed January 12, 1996 for the registration of common stock of our report dated December 22, 1994, with respect to the consolidated financial statements of Gibraltar Mausoleum Corporation and subsidiaries for the year ended September 30, 1994, included in the Form 8-K filed by Service Corporation International September 5, 1995 with the Securities and Exchange Commission.


ERNST & YOUNG LLP


January 11, 1996
Indianapolis, Indiana